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                                                                         EX A(3)



                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

                            CERTIFICATE OF CORRECTION


       FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Fund which created and established the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of the 7.92% Cumulative Preferred Stock of the Fund.

       SECOND: The name of the only party to such Articles Supplementary is: The Gabelli Global Multimedia Trust Inc.

       THIRD: The Articles Supplementary being corrected by this Certificate of Correction were filed with and approved by the Department on June 4, 1997 and corrected on June 5, 1997.

       FOURTH: The fifth clause of the definition of "Moody's Eligible Assets" in Article I of such Articles Supplementary as originally filed read as follows:

              "v. common stocks (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market,
       (B) which, if cash dividend paying, pay cash dividends in U.S. dollars,
       (C) which may be sold without restriction by the Corporation; provided, however, that (l) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days following the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and
       (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the number of Outstanding shares times the Market Value of such common stock shall not be a Moody's Eligible Asset and (D) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other


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       than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market Value of the Corporation's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction shall not be a Moody's Eligible Asset;"

       The fifth clause of the definition of "Moody's Eligible Assets" in
Article I of such Articles Supplementary as corrected hereby should read as follows:

       "v. common stocks (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market and (B) which may be sold without restriction by the Corporation; provided, however, that (1) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days following the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and
       (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the number of Outstanding shares times the Market Value of such common stock shall not be a Moody's Eligible Asset or (C) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") or their equivalents which are traded in the United States on exchanges or over-the-counter


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       and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of l0% of the Market Value of the Corporation's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction shall not be a Moody's Eligible Asset;"

       FIFTH: The foregoing correction will not affect any right or liability accrued or incurred before its filing.

       SIXTH: The undersigned has executed this Certificate of Correction in the manner in which the Articles Supplementary being corrected by this Certificate of Correction were required to be executed.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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IN WITNESS WHEREOF, THE GABELLI GLOBAL MULTIMEDIA TRUST INC. Inc has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on July 25, 1997, under the penalties of perjury.

                                          THE GABELLI GLOBAL MULTIMEDIA
                                          TRUST INC.

                                          By /s/ BRUCE N. ALPERT
                                             ---------------------------------
                                             Name:  Bruce N. Alpert
                                             Title: Vice President
                                                    and Treasurer


Attest:

/s/ JAMES E. MCKEE
-----------------------------
Name:  James E. McKee
Title: Secretary



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                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
                           CERTIFICATE OF CORRECTION

       FIRST: The title of the document being corrected by this Certificate of Correction is the Articles Supplementary of the Fund which created and established the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of the 7.92% Cumulative Preferred Stock of the Fund.

       SECOND: The name of the only party to such Articles Supplementary is: The Gabelli Global Multimedia Trust Inc.

       THIRD: The Articles Supplementary being corrected by this Certificate of Correction were filed with and approved by the Department on June 4, 1997.

       FOURTH: The third clause of Article II, Section 4(e) of such Articles Supplementary as origina1ly filed read as follows:

       "(iii) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including Cumulative Preferred Stock, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock, including Cumulative Preferred Stock, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation."

       The third clause of Article II, Section 4(e) of such Articles Supplementary hereby should read as follows:

       "(iii) Unless inconsistent with the provisions of paragraph 4(b) of
Article II hereof, the terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including Cumulative Preferred Stock, to elect


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directors shall continue, and the persons so elected by such holders of
Cumulative Preferred Stock, together with the two incumbent directors elected by the holders of Preferred Stock, including Cumulative Preferred Stock, and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation."

       FIFTH: The foregoing correction will not affect any right or liability accrued or incurred before its filing.

       SIXTH: The undersigned has executed this Certificate of Correction in the manner in which the Articles Supplementary being corrected by this Certificate of Correction were required to be executed.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]




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       IN WITNESS WHEREOF, THE GABELLI GLOBAL MULTIMEDIA TRUST INC. Inc has
caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on June 2, 1997.

                                             THE GABELLI GLOBAL MULTIMEDIA
                                             TRUST INC.


                                             By /s/ BRUCE N. ALPERT
                                               --------------------------
                                               Name:  Bruce N. Alpert
                                               Title: Vice President
                                                      and Treasurer


Attest:

/s/ JAMES E. MCKEE
---------------------------
Name:  James E. McKee
Title: Secretary





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